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                                                                    EXHIBIT 10.7

                              CARDIAC SCIENCE, INC.

                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of January 28,
                                     ---------
2002, by and between PRABODH MATHUR ("Employee") and CARDIAC SCIENCE INC., a
                                      --------
Delaware corporation (the "Company").

     1.     Term of Agreement. This Agreement shall commence on the date
            -----------------
executed and shall be a term of twelve (12) months (the "Original Term"). This
                                                         -------------
Agreement shall continue after the end of Original Term and shall automatically renew for successive 12-month periods under the same terms and conditions of this Agreement, with Compensation in Section 4, which may be revised based upon mutual agreement. The Original Term and any 12-month period commencing immediately after the end of any Term shall each be referred to as a "Term."
                                                                      ----

     2.     Duties.
            ------

            (a)    Position. Employee shall be employed as Chief Product
                   --------
Development Officer and as such will have responsibility for the duties typically associated with such positions and will report to the Company's Chief Executive Officer and Board of Directors.

            (b)    Obligations to the Company. Employee agrees to the best of
                   --------------------------
his ability and experience that he will perform all of the duties and obligations reasonably required of and from Employee pursuant to the express and implicit terms hereof. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote his business time and attention to the business of the Company.

     3.     At-Will Employment. The Company and Employee acknowledge that
            ------------------
Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time after the Original Term for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Company.

     4.     Compensation. For the duties and services to be performed by
            ------------
Employee hereunder, the Company shall pay Employee, and Employee agrees to accept the salary, stock options, bonuses and other benefits described below in this Section 4.

            (a)    Salary. Employee shall receive a yearly base salary of
                   ------
$166,000 ($13,833.33 per month). Employee's monthly salary will be payable pursuant to the Company's normal payroll practices. In the event this Agreement is extended beyond the Original Term, the base salary shall be reviewed at the time of such extension by the Board of Directors, its Compensation Committee or the Chief Executive Officer of the Company, and any increase will be effective as of the date determined appropriate by the Board, its Compensation Committee or the Chief Executive Officer.

            (b)    Bonuses. Employee will be eligible to receive a target
                   -------
bonus opportunity of $46,000. Of the bonus, $30,000 to be paid out upon the successful market release of the CRM device. The balance of $16,000 to be paid out at a rate of $4,000 each upon completion of top 4 Product Development initiatives (see 4(b) addendum attached - page 9).

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     In the event of Employee's Involuntary Termination (as defined below), death or Disability (as defined below) or a Change of Control (as defined below) during the term of this Agreement, the Company shall pay to Employee or Employee's estate a pro rata portion of Employee's target bonus for such year based on the portion of the year Employee worked for the Company.

            (c)    Additional Benefits. Employee will be eligible to participate
                   -------------------
in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will receive three (3) weeks paid vacation and will be eligible for sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

            (d)    Stock Options and Other  Incentive  Programs.  Employee shall
                   --------------------------------------------
be eligible to participate in any stock optionor other incentive programs available to officers or employees of the Company.

            (e)    Reimbursement  of Business  Expenses.  Employee  shall be
                   ------------------------------------
authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable business expenses, provided that such expenses are substantiated in accordance with Company policies.

     5.     Confidential Information
            ------------------------

            5.1 Employee acknowledges that, because of his employment hereunder, he will be in aconfidential relationship with the Company and will have access to confidential information and trade secrets of the Company. Employee acknowledges and agrees that the following constitutes confidential and/or trade secret information belonging exclusively to Company (collectively "Confidential Information"):

            (a) all information related to customers including, without limitation, customer lists, the identities of existing, past or prospective customers, prices charged or proposed to be charged to customers, customer contacts, special customer requirements and all related information;

            (b)    marketing plans, materials and techniques; and

            (c) all know-how, devices, compilations of information, cppyrightable material and technology and technical information,relating to the business of the Company.

            5.2 Employee agrees that except in the limited performance of his duties under this Agreement, Employee shall not use for his own benefit or disclose to any third-party Confidential Information acquired by reason of his employment under this Agreement or his former status as officer of the Company.

            5.3    This Section 5 shall survive termination of this Agreement.


     6.     Company Property.
            ----------------

            6.1 Any patents, inventions, discoveries, applications or processes, software and computer programs devised, planned, applied, created, discovered or invented by Employee in the course

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of his employment under this Agreement and which pertain to any aspect of the business of the Company, or its subsidiaries, affiliates or customers, shall be the sole and absolute property of the Company, and Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

            6.2 All records, files, lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall return promptly to the Company all property of the Company in his possession and Employee represents that he will not copy, or cause to be copied, printed, summarized or compiled, any software, documents or other materials originating with and/or belonging to the Company. Employee further represents that he will not retain in his possession any such software, documents or other materials in machine or human readable forms.

            6.3 Notwithstanding anything in this Agreement to the contrary, Employee and Company acknowledge that Employee has conceived of a device tentatively called the "SafeHeart."

                   Some of the key features of this Device are:

                   a) The Device will have a communication link to medical professionals at a central monitoring station.

                   b) This link will be provided by communications technology such as conventional phone line, cellular phone, wireless connection, Internet connection, etc.

                   c) The Device will have monitoring features, such as monitoring ECG.

                   d) The Device will have at least one therapeutic modality for cardiac assistance, such as defibrillation, external pacing, etc.

     It is understood that the final Device to be designed and developed will deviate from the Device currently contemplated by Employee because of input from various sources during the design process. It is possible that Company may embark on the development of such a Device in the future.

     It is agreed that Employee and Company will negotiate in good faith to execute an agreement ("SafeHeart Agreement") that will compensate Employee in the event Company pursues the development of a device with the aforementioned features. This SafeHeart Agreement, to be finalized later, shall provide for royalty payments to Employee from the sale of devices, accessories and services related to the Device, with minimum annual payments, in an amount to be determined in the SafeHeart Agreement.

     It is understood that currently Employee has not filed patents covering this concept. If patent (s) is (are) filed covering this concept, the patent (s) will be assigned to Employee, until such time as the SafeHeart Agreement is finalized.

            6.4    This Section 6 shall survive termination of this Agreement.


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     7.     Termination of Employment and Severance Benefits.
            ------------------------------------------------

            (a)    Termination of Employment. Employee's employment under
                   -------------------------
this Agreement shall terminate immediately upon a Change of Control (as defined below) and may be terminated during the Original Term (or any subsequent Term) upon the occurrence of any of the following events:


                   (i) The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company voluntarily ("Voluntary Termination");
                                          ---------------------

                   (ii) The Company's determination that it is terminating Employee without Cause, which determination maybe made by the Company at any time at the Company's sole discretion, for any reason or no reason ("Termination Without Cause");
  -------------------------

                   (iii) A change in Employee's status such that a Constructive Termination (as defined below) has occurred;

                   (iv) The Company's reasonable, good faith determination that it is terminating Employee for Cause (as defined below)
("Termination for Cause"); or
  ---------------------

                   (v)      Following Employee's death or Disability.

            (b)    Severance  Benefits.  Employee  shall  be  entitled  to
                   -------------------
receive  severance  benefits  upon  termination  of employment only as set forth in this Section 7(b):

                   (i)      Voluntary  Termination.  If  Employee's  employment
                            ----------------------
terminates  by  Voluntary  Termination,   then Employee shall not be entitled to
receive payment of any severance benefits. Employee will receive payment for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                   (ii)     Involuntary Termination. If Employee's employment
                            ------------------------
terminates due to Termination Without Cause or Constructive Termination (collectively, "Involuntary Termination"), Employee will be entitled to receive
                -----------------------
payment of severance benefits equal to Employee's regular monthly salary for an additional 12 months following the date of such Involuntary Termination (the "Severance Period"). Such payment shall be made ratably over the Severance
 ----------------
Period according to the Company's standard payroll schedule. On the date of such Involuntary Termination, Employee shall also receive the pro rata portion of Employee's target bonus for such then current Term, based on the portion of the current Term that Employee has worked. Health insurance benefits with the same coverage provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period. Any unvested stock options or shares of restricted stock held by Employee as of the date of Employee's termination of employment shall continue to vest through the end of the Severance Period according to the vesting schedule set forth in any agreement between Employee and the Company governing the issuance to Employee of such securities.

                   (iii)    Termination for Cause. If Employee's employment is
                            ---------------------
terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans


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and policies in effect on the date of termination and in accordance with applicable law.

                   (iv)     Termination by Reason of Death or Disability.
                            --------------------------------------------
In the event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, Employee's estate or representative shall also receive the pro rata portion of Employee's target bonus for the current Term, based on the portion of the current Term that Employee has worked.

                   (v)      Change of Control.  Notwithstanding  the preceding
                            -----------------
clauses of this Section 7(b), upon a Change of Control, Employee will be entitled to receive payment of severance benefits equal to Employee's regular monthly salary for a period of twelve (12) months following said Change of Control. (the "Change of Control Severance Period"). Such payment shall be made
               ----------------------------------
ratably over the Change of Control Severance Period according to the Company's standard payroll schedule. On the date of such Change of Control, Employee shall also receive the pro rata portion of Employee's target bonus for the current Term, based on the portion of the current Term that Employee has worked. Health insurance benefits with the same coverage provided to Employee prior to the Change of Control (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the Change of Control will be provided at the Company's cost over the Change of Control Severance Period. Any unvested stock options or shares of restricted stock held by Employee on the date of Employee's termination of employment shall become 100% vested and shall be immediately exercisable.

                   (vi)     Noncompete.  If Employee shall at any time during a
                            ----------
Severance Period or a Change of Control Severance Period, act as an owner (other than a shareholder in a publicly traded company) or employee of a business that directly competes with the business conducted by the Company as conducted on the date of Employee's termination of employment, then, effective upon Employee's commencement of such activities as a competing owner or employee, Employee shall not receive any severance payment or other benefits under Sections 7(b)(ii) or (v) beyond what he would have received had he been Terminated for Cause. The term directly competes, as set forth in this Section shall be limited to companies that derive at least 50% of their revenue from the sales of external defibrillators and accessories.

     8.     Definitions.  For purposes of this Agreement,
            -----------

            (a)    "Cause"  for  Employee's  termination  will  exist at any
                    -----
time  after  the  happening  of one or more of the following events:

                   (i) Employee's willful misconduct or gross negligence in performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within fifteen (15) working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

                   (ii) Dishonest or fraudulent conduct related and materially adverse to the activities of the Company, a deliberate attempt to do a material injury to the Company, or conduct that

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materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

                   (iii) Employee's knowing and intentional material breach (which can not be cured) of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

            (b)    "Constructive Termination" shall be deemed to occur if
                    ------------------------
(i)(A) there is a significant reduction in Employee's duties, positions or responsibilities causing such position to be of reduced stature or responsibility or, (B) a reduction in Employee's base compensation or benefits, or (C) Employee's refusal to relocate to a facility or location more than 30 miles from the Company's current location; and (ii) within the 60-day period immediately following such material change or reduction Employee elects to terminate his employment voluntarily.

            (c)    "Disability" shall mean that Employee has been unable to
                    ----------
perform his duties hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 60 consecutive calendar days or 90 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by an independent and impartial physician selected by the Company and its insurers and acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

            (d)    "Change of Control" shall mean the occurrence of any of
                    -----------------
the following events: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a "Merger"), so long as in either case (x) the Company's
                  ------
stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than 50% of the voting power of the surviving or acquiring entity, or (y) the Company's stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than 60% of the voting power of the surviving or acquiring entity and a majority of the members of the Board of Directors of the surviving or acquiring entity immediately after such Merger were not members of the Board of Directors of the Company immediately prior to such Merger.

     Notwithstanding the above, in the event that (i) Employee's employment is terminated by the Company or a successor to the Company other than for Cause (as defined below), or (ii) Employee's job duties, responsibilities and requirements are materially reduced or changed such that they are inconsistent with Employee's prior duties, responsibilities and requirements, in either case in connection with, or as a result of, a Change of Control, 100% of the option that has not yet become exercisable shall become exercisable on the effective date of such termination, reduction or change.

     9.     Successors. Any successor to the Company (whether direct or indirect
            ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


                                     Page 6

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    10.     Miscellaneous Provisions.
            ------------------------

            (a) No Duty to Mitigate. Employee shall not be required to
                -------------------
mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.



            (b)    Amendments and Waivers.  Any term of this  Agreement may be
                   ----------------------
amended or waived only with the written  consent of the parties.

            (c)    Sole  Agreement.  This  Agreement,  including any Exhibits
                   ---------------
hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

            (d)    Notices. Any notice required or permitted by this Agreement
                   -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

            (e)    Choice of Law. The validity, interpretation, construction
                   -------------
and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

            (f)    Severability. If one or more provisions of this Agreement
                   ------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (g)    Counterparts.  This  Agreement may be executed in
                   ------------
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                            [Signature Page Follows]

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     The parties have executed this Agreement the date first written above.

                                     CARDIAC SCIENCE INC.

                                     By:
                                        ----------------------------------------

                                     Title:      President & CEO

                                     Address:    16931 Millikan Avenue
                                                 Irvine, CA  92606
                                     Fax:        (949) 587-0357





                                     -------------------------------------------
                                     Prabodh Mathur

                                     Page 8

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     4.   Bonus (addendum)

          (b) Top 4 Product Development Initiatives" referred to in 4(b) Bonuses section are:

                 1)    Q2 - Nihon Kohden AED II (pseudo monophasic).......$4,000
                 2)    Q3 - Powerheart CRM II (STAR & Pacing upgrades)....$4,000
                 3)    Q3 - Powerheart AED (HV upgrade)...................$4,000
                 4)    Q4 - Design complete:  "Improved Powerheart AED"...$4,000



                                     CARDIAC SCIENCE INC.
                                     16931 Millikan Avenue
                                     Irvine, CA  92606
                                     Phone:  949-587-0357
                                     Fax:    949-951-7315



                       By:
                          ---------------------------------------------------
                          President & CEO                                Date

                          ---------------------------------------------------
                          Prabodh Mathur                                 Date





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